As filed with the Securities and Exchange Commission on March 27, 2015

Registration No. 333-196615

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT

NO. 8 TO

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

GoDaddy Inc.

(Exact name of Registrant as specified in its charter)

Delaware	7370	46-5769934
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

14455 N. Hayden Road

Scottsdale, Arizona 85260

(480) 505-8800

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Blake J. Irving

Chief Executive Officer

GoDaddy Inc.

14455 N. Hayden Road

Scottsdale, Arizona 85260

(480) 505-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey D. Saper, Esq. Allison B. Spinner, Esq. Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Nima Kelly, Esq. Executive Vice President & General Counsel Matthew Forkner, Esq. Deputy General Counsel GoDaddy Inc. 14455 N. Hayden Road Scottsdale, Arizona 85260 (480) 505-8800	Alan F. Denenberg, Esq. Sarah K. Solum, Esq. Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

GoDaddy Inc. is filing this Amendment No. 8 (this “Amendment”) to its Registration Statement on Form S-1 (Registration No. 333-196615) (the “Registration Statement”) as an exhibit-only filing to file Exhibit 1.1 and to amend and restate the list of exhibits set forth in Item 16 of Part II of the Registration Statement. No changes have been made to Part I or Part II of the Registration Statement other than this explanatory note as well as revised versions of the cover page and Item 16 of Part II of the Registration Statement. This Amendment does not contain a copy of the preliminary prospectus included in the Registration Statement, nor is it intended to amend or delete any part of the preliminary prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses to be paid by us, other than underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the SEC registration fee, the FINRA filing fee and the listing fee.

SEC registration fee	$57,117
FINRA filing fee	72,605
New York Stock Exchange listing fee	25,000
Printing and engraving	600,000
Legal fees and expenses	5,300,000
Accounting fees and expenses	3,800,000
Custodian transfer agent and registrar fees	6,500
Miscellaneous	938,778

Total	$10,800,000

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

Prior to the completion of this offering, our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, prior to the completion of this offering, we expect to adopt amended and restated bylaws which will provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws are expected to provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws will also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

Further, prior to the completion of this offering, we expect to enter into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements will require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements will also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

The underwriting agreement filed as Exhibit 1.1 to this registration statement provides for indemnification by the underwriters of the Registrant and its officers and directors for certain liabilities arising under the Securities Act and otherwise.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.

On June 2, 2014, GoDaddy Inc. issued 1,000 shares of our Class A common stock to Desert Newco, LLC for $1.00. The issuance of such shares of Class A common stock was not registered under the Securities Act of 1933, as amended, the Securities Act, because the shares were offered and sold in a transaction exempt from registration under Section 4(a)(2) of the Securities Act.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits. The following exhibits are filed herewith or incorporated herein by reference:

Exhibit Number	Description

1.1	Form of Underwriting Agreement

2.1**	Form of Reorganization Agreement

3.1**	Form of Amended and Restated Certificate of Incorporation of the Registrant

3.2**	Form of Amended and Restated Bylaws of the Registrant

4.1**	Form of common stock certificate of the Registrant

5.1**	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

10.1	[Reserved]

10.2**	Form of Second Amended and Restated Limited Liability Company Agreement of Desert Newco, LLC

10.3**	Form of Stockholder Agreement

10.4**	Form of Tax Receivable Agreement (Exchanges)

10.5**	Form of Tax Receivable Agreement (Reorganization)

10.6**	Form of Exchange Agreement

10.7**	Form of Amended and Restated Registration Rights Agreement

10.8**+	2015 Equity Incentive Plan, and form of agreements thereunder

10.9**+	2011 Unit Incentive Plan, and form of agreements thereunder

10.10**+	Locu, Inc. Amended and Restated 2011 Equity Incentive Plan, and form of agreements thereunder

10.11**+	Bootstrap, Inc. 2008 Stock Plan, and form of agreements thereunder

10.12**	Transaction and Monitoring Fee Agreement, dated December 16, 2011, by and between Go Daddy Operating Company, LLC, Kohlberg Kravis Roberts & Co. L.P., Silver Lake Management Company III, and TCV VII Management, LLC

10.13**	Restated and Amended Executive Chairman Services Agreement, dated March 4, 2015, by and between Desert Newco, LLC and Bob Parsons

10.14**	Amendment No. 4 to Credit Agreement, including as Annex A, the First Amended and Restated Credit Agreement, dated as of May 13, 2014, by and among Desert Newco, LLC, Go Daddy Operating Company, LLC, Barclays Bank PLC, Deutsche Bank Securities Inc., RBC Capital Markets, KKR Capital Markets LLC, J.P. Morgan Securities LLC, Morgan Stanley Senior Funding Inc., and Citigroup Global Markets, Inc.

10.15**	Indenture, dated as of December 16, 2011, by and among Desert Newco, LLC, Go Daddy Operating Company, LLC, The Go Daddy Group, Inc. and the subsidiary guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the Supplemental Indenture dated May 13, 2014

10.16**	Registrar Accreditation Agreement, dated July 14, 2013, by and between GoDaddy.com, LLC and Internet Corporation for Assigned Names and Numbers

10.17**	.COM Registry-Registrar Agreement, dated July 5, 2012, by and between GoDaddy.com, LLC and VeriSign, Inc.

Exhibit Number	Description

10.18**	Agreement, dated as of August 1, 2014, by and between The Go Daddy Group, Inc. and Desert Newco, LLC

10.19**+	Annual Bonus Plan for 2013 and 2014

10.20**	Form of Indemnification Agreement

10.21**+	2015 Employee Stock Purchase Plan

10.22**+	Executive Incentive Compensation Plan

10.23**+	Employment Agreement, dated as of June 1, 2014, by and among GoDaddy.com, LLC, Desert Newco, LLC and Blake Irving

10.24**+	Employment Agreement, dated as of June 1, 2014, by and among GoDaddy.com, LLC, Desert Newco, LLC and Scott Wagner

10.25**+	Employment Agreement, dated as of June 1, 2014, by and among GoDaddy.com, LLC, Desert Newco, LLC and Arne Josefsberg

10.26**+	Employment Agreement, dated as of June 1, 2014, by and among GoDaddy.com, LLC, Desert Newco, LLC and Elissa Murphy

10.27**+	Offer Letter, dated October 8, 2014, by and between GoDaddy Inc. and Matthew B. Kelpy

10.28**+	The Go Daddy Group, Inc. 2006 Equity Incentive Plan

21.1**	List of subsidiaries of the Registrant

23.1**	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2**	Consent of Ernst & Young LLP, independent registered public accounting firm

23.3**	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)

24.1**	Power of Attorney (included in pages II-5 and II-6 to the registration statement on Form S-1 filed on June 9, 2014)

99.1**	Consent of Beall Research, Inc.

99.2**	Consent of BrandOutlook, LLC

+	Indicates management contract or compensatory plan.
**	Previously filed.

(b) Financial Statement Schedule. Financial statement schedules are omitted because the information called for is not required or is shown either in the Registrant’s consolidated financial statements or the notes thereto.

ITEM 17.	UNDERTAKINGS.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Scottsdale, State of Arizona, on March 27, 2015.

GODADDY INC.

By:	/s/ Scott W. Wagner
Scott W. Wagner
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Blake J. Irving	Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2015

/s/ Scott W. Wagner Scott W. Wagner	Chief Financial Officer (Principal Financial Officer)	March 27, 2015

/s/ Matthew B. Kelpy Matthew B. Kelpy	Chief Accounting Officer (Principal Accounting Officer)	March 27, 2015

* Bob Parsons	Director	March 27, 2015

* Herald Y. Chen	Director	March 27, 2015

* Richard H. Kimball	Director	March 27, 2015

* Gregory K. Mondre	Director	March 27, 2015

/s/ John I. Park John I. Park	Director	March 27, 2015

* Elizabeth S. Rafael	Director	March 27, 2015

* Charles J. Robel	Chairman of the Board	March 27, 2015

* Lee E. Wittlinger	Director	March 27, 2015

*By:	/s/ Scott W. Wagner
Attorney-in-fact

Exhibit Number	Description

1.1	Form of Underwriting Agreement

2.1**	Form of Reorganization Agreement

3.1**	Form of Amended and Restated Certificate of Incorporation of the Registrant

3.2**	Form of Amended and Restated Bylaws of the Registrant

4.1**	Form of common stock certificate of the Registrant

5.1**	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

10.1	[Reserved]

10.2**	Form of Second Amended and Restated Limited Liability Company Agreement of Desert Newco, LLC

10.3**	Form of Stockholder Agreement

10.4**	Form of Tax Receivable Agreement (Exchanges)

10.5**	Form of Tax Receivable Agreement (Reorganization)

10.6**	Form of Exchange Agreement

10.7**	Form of Amended and Restated Registration Rights Agreement

10.8**+	2015 Equity Incentive Plan, and form of agreements thereunder

10.9**+	2011 Unit Incentive Plan, and form of agreements thereunder

10.10**+	Locu, Inc. Amended and Restated 2011 Equity Incentive Plan, and form of agreements thereunder

10.11**+	Bootstrap, Inc. 2008 Stock Plan, and form of agreements thereunder

10.12**	Transaction and Monitoring Fee Agreement, dated December 16, 2011, by and between Go Daddy Operating Company, LLC, Kohlberg Kravis Roberts & Co. L.P., Silver Lake Management Company III, and TCV VII Management, LLC

10.13**	Restated and Amended Executive Chairman Services Agreement, dated March 4, 2015, by and between Desert Newco, LLC and Bob Parsons

10.14**	Amendment No. 4 to the Credit Agreement, including as Annex A, the First Amended and Restated Credit Agreement, dated as of May 13, 2014, by and among Desert Newco, LLC, Go Daddy Operating Company, LLC, Barclays Bank PLC, Deutsche Bank Securities Inc., RBC Capital Markets, KKR Capital Markets LLC, J.P. Morgan Securities LLC, Morgan Stanley Senior Funding, Inc., and Citigroup Global Markets, Inc.

10.15**	Indenture, dated as of December 16, 2011, by and among Desert Newco, LLC, Go Daddy Group Operating Company, LLC, The Go Daddy Group, Inc. and the subsidiary guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the Supplemental Indenture dated May 13, 2014

10.16**	Registrar Accreditation Agreement, dated July 14, 2013, by and between GoDaddy.com, LLC and Internet Corporation for Assigned Names and Numbers

10.17**	.COM Registry-Registrar Agreement, dated July 5, 2012, by and between GoDaddy.com, LLC and VeriSign, Inc.

10.18**	Agreement, dated as of August 1, 2014, by and between The Go Daddy Group, Inc. and Desert Newco, LLC

10.19**+	Annual Bonus Plan for 2013 and 2014

10.20**	Form of Indemnification Agreement

Exhibit Number	Description

10.21**+	2015 Employee Stock Purchase Plan

10.22**+	Executive Incentive Compensation Plan

10.23**+	Employment Agreement, dated as of June 1, 2014, by and among GoDaddy.com, LLC, Desert Newco, LLC and Blake Irving

10.24**+	Employment Agreement, dated as of June 1, 2014, by and among GoDaddy.com, LLC, Desert Newco, LLC and Scott Wagner

10.25**+	Employment Agreement, dated as of June 1, 2014, by and among GoDaddy.com, LLC, Desert Newco, LLC and Arne Josefsberg

10.26**+	Employment Agreement, dated as of June 1, 2014, by and among GoDaddy.com, LLC, Desert Newco, LLC and Elissa Murphy

10.27**+	Offer Letter, dated October 8, 2014, by and between GoDaddy Inc. and Matthew B. Kelpy

10.28**+	The Go Daddy Group, Inc. 2006 Equity Incentive Plan

21.1**	List of subsidiaries of the Registrant

23.1**	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2**	Consent of Ernst & Young LLP, independent registered public accounting firm

23.3**	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)

24.1**	Power of Attorney (included in pages II-5 and II-6 to the registration statement on Form S-1 filed on June 9, 2014)

99.1**	Consent of Beall Research, Inc.

99.2**	Consent of BrandOutlook, LLC

+	Indicates management contract or compensatory plan.
**	Previously filed.